COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

Friday, August 8, 2014

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2014 RESULTS AND RAISES FULL YEAR GUIDANCE
Pro Forma RevPAR Increased 11.9% and Hotel Adjusted EBITDA Increased 17.3%
BETHESDA, Maryland, Friday, August 8, 2014 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 25 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2014.

Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $169.21, an increase of 11.9% from 2013.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 32.53%, an increase of 243 basis points from 2013.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $74.7 million, an increase of 17.3% from 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $70.9 million, an increase of 13.6% from 2013.

•	Adjusted FFO: Adjusted FFO was $51.9 million and Adjusted FFO per diluted share was $0.26.

•	Dividends: The Company declared a quarterly dividend of $0.1025 per share during the second quarter.

Recent Developments

•	Allerton Prepayment: The $58.5 million senior mortgage loan secured by the Allerton Hotel Chicago was prepaid at par during the second quarter.

•
Litigation Settlement: The Company settled a litigation claim against certain contractors involved with the original construction of the Westin Boston Waterfront Hotel, which resulted in a net gain of $11.0 million during the second quarter.

•	Hotel Refinancing: The Company refinanced the Courtyard Manhattan/Midtown East in July 2014 with a new $86.0 million mortgage bearing interest at 4.4%.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our strong second quarter results reflect the initial impact of our significant investments to reposition DiamondRock's portfolio of the past year. Additionally, the combination of our successful internal initiatives to drive performance and an extended lodging recovery enable us to raise our full year guidance. The Company will benefit from the forthcoming acquisition of the Hilton Garden Inn Times Square Central and recent actions taken to lower our cost of capital. As we continue to execute on our strategy, strengthen our portfolio, and reap the benefits of completed renovations, we remain confident in our ability to deliver growth and strong shareholder returns across the full lodging cycle.”
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” Discussions of “Pro Forma” exclude the Oak Brook Hills Resort, which was sold in April 2014.

For the quarter ended June 30, 2014, the Company reported the following:

	Second Quarter
	2014	2013	Change
Pro Forma ADR	$202.15	$190.20	6.3%
Pro Forma Occupancy	83.7%	79.5%	4.2 percentage points
Pro Forma RevPAR	$169.21	$151.27	11.9%
Pro Forma Hotel Adjusted EBITDA Margin	32.53%	30.10%	243 basis points
Adjusted EBITDA	$70.9 million	$62.4 million	$8.5 million
Adjusted FFO	$51.9 million	$43.2 million	$8.7 million
Adjusted FFO per diluted share	$0.26	$0.22	$0.04

For the six months ended June 30, 2014, the Company reported the following:

	Year To Date
	2014	2013	Change
Pro Forma ADR	$192.20	$182.10	5.5%
Pro Forma Occupancy	78.8%	75.4%	3.4 percentage points
Pro Forma RevPAR	$151.53	$137.37	10.3%
Pro Forma Hotel Adjusted EBITDA Margin	28.04%	26.29%	175 basis points
Adjusted EBITDA	$108.2 million	$96.7 million	$11.5 million
Adjusted FFO	$81.4 million	$70.0 million	$11.4 million
Adjusted FFO per diluted share	$0.41	$0.36	$0.05

Hilton Garden Inn Times Square Update

The Company is under contract to purchase the 282-room hotel being constructed in Times Square for a fixed price of approximately $127 million, or $450,000 per key. The hotel will be branded a Hilton Garden Inn and be operated by Highgate Hotels, the largest operator of hotels in New York City. The balance of the acquisition price, which is approximately $100 million, is expected to be with corporate cash on hand. The Company currently expects the hotel to open during September and continues to expect the hotel to generate approximately $5.0 million of Hotel Adjusted EBITDA during 2014.
Courtyard Manhattan/Midtown East Refinancing

In July 2014, the Company entered into a new $86 million mortgage loan secured by the Courtyard Manhattan/Midtown East. The new loan has a term of 10 years and bears interest at a fixed rate of 4.4%. The new loan is interest-only for the first two years after which principal will amortize over 30 years. The hotel was previously encumbered by a $41.3 million mortgage loan bearing interest at 8.81%.

Sale of Oak Brook Hills Resort

As disclosed in its previous earnings announcement, the Company sold the 386-room Oak Brook Hills Resort to an unaffiliated third party for $30.1 million on April 14, 2014. In connection with the sale, the Company provided $4 million of seller financing. The Company recognized a net gain on the sale of the hotel of approximately $1.3 million, which is excluded from Adjusted EBITDA and Adjusted FFO.
Allerton Loan Prepayment

The $58.5 million senior mortgage loan secured by the Allerton Hotel Chicago was prepaid at par on May 21, 2014. In connection with the prepayment, the Company recognized a gain of $13.6 million, which is excluded from Adjusted EBITDA and Adjusted FFO.

Westin Boston Waterfront Hotel Litigation Settlement

In May 2014, the Company settled a legal action alleging certain issues related to the original construction of the Westin Boston Waterfront Hotel with the contractors and their insurers for $14.0 million in full and complete satisfaction of its claims against the contractors. The settlement resulted in a net gain of $11.0 million, which is excluded from Adjusted EBITDA and Adjusted FFO. The Company recorded the settlement net of a $1.2 million contingency fee paid to legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses during the three months ended June 30, 2014.

Capital Expenditures

The Company has spent approximately $40.4 million on capital improvements during the six months ended June 30, 2014. The majority of the capital improvements related to the substantial completion of the Company's $140 million capital improvement program, which included the comprehensive renovations of the Westin Washington D.C. City Center, Westin San Diego, Hilton Boston and Hilton Burlington, as well as the guest room renovation at the Hilton Minneapolis.

The Company continues to expect to spend approximately $95 million on capital improvements at its hotels in 2014, of which approximately $45 million relates to the completion of the $140 million capital improvement program and approximately $50 million relates to new 2014 capital projects. The Company does not expect any material disruption from capital projects in 2014.
Balance Sheet
As of June 30, 2014, the Company had $253.9 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists primarily of property-specific mortgage debt as well as $41.3 million outstanding borrowings under the Company's $200 million senior unsecured credit facility. As of today, the Company has over $240 million of unrestricted cash on hand and no outstanding borrowings under its senior unsecured credit facility.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.1025 per share to stockholders of record as of June 30, 2014. The dividend was paid on July 10, 2014.

Outlook and Guidance
The Company is providing annual guidance for 2014, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company’s outlook assumes the Hilton Garden Inn Times Square

Central opens in September 2014. The 2014 Pro Forma RevPAR growth excludes the Hilton Garden Inn Times Square Central, which is expected to positively impact the Company's RevPAR by approximately 75 basis points.

The Company is increasing its full year 2014 guidance to incorporate its second quarter outperformance. The Company now expects the full year 2014 results to be as follows:

Metric	Previous Guidance		Revised Guidance
	Low End	High End	Low End	High End
Pro Forma RevPAR Growth	9 percent	11 percent	9.5 percent	11.5 percent
Adjusted EBITDA	$223 million	$233 million	$225.5 million	$235.5 million
Adjusted FFO	$163 million	$170 million	$165 million	$172 million
Adjusted FFO per share (based on 196.5 million shares)	$0.83 per share	$0.87 per share	$0.84 per share	$0.88 per share

The Company expects approximately 26% of full year 2014 Adjusted EBITDA and Adjusted FFO to be earned during the third quarter 2014.

The midpoint of the guidance range above implies Hotel Adjusted EBITDA margin growth of over 265 basis points. The Company also increased its Pro Forma RevPAR growth outlook excluding the New York City hotels under renovation during 2013 to 6 percent to 8 percent.

Earnings Call
The Company will host a conference call to discuss its second quarter results on Friday, August 8, 2014, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-318-8613 (for domestic callers) or 617-399-5132 (for international callers). The participant passcode is 15358818. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 25 premium quality hotels with over 10,700 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, at cost	$3,159,166	$3,168,088
Less: accumulated depreciation	(623,339)	(600,555)
	2,535,827	2,567,533
Deferred financing costs, net	6,310	7,702
Restricted cash	95,672	89,106
Due from hotel managers	81,819	69,353
Note receivable	—	50,084
Favorable lease assets, net	34,576	39,936
Prepaid and other assets (1)	83,618	79,474
Cash and cash equivalents	253,900	144,584
Total assets	$3,091,722	$3,047,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,084,412	$1,091,861
Senior unsecured credit facility	41,320	—
Total debt	1,125,732	1,091,861

Deferred income related to key money, net	23,162	23,707
Unfavorable contract liabilities, net	77,157	78,093
Due to hotel managers	51,531	54,225
Dividends declared and unpaid	20,395	16,981
Accounts payable and accrued expenses (2)	96,626	102,214
Total other liabilities	268,871	275,220
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,698,858 and 195,470,791 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,957	1,955
Additional paid-in capital	1,980,498	1,979,613
Accumulated deficit	(285,336)	(300,877)
Total stockholders’ equity	1,697,119	1,680,691
Total liabilities and stockholders’ equity	$3,091,722	$3,047,772

(1)
Includes $39.4 million of deferred tax assets, $26.9 million of purchase deposits on the Hilton Garden Inn Times Square, $9.8 million of prepaid expenses and $7.5 million of other assets as of June 30, 2014.

(2)
Includes $61.9 million of deferred ground rent, $8.3 million of deferred tax liabilities, $9.7 million of accrued property taxes, $5.2 million of accrued capital expenditures and $11.5 million of other accrued liabilities as of June 30, 2014.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rooms	$165,088	$150,059	$294,824	$270,439
Food and beverage	52,182	55,573	100,793	99,590
Other	12,664	12,382	24,401	23,847
Total revenues	229,934	218,014	420,018	393,876
Operating Expenses:
Rooms	41,143	38,037	79,248	73,217
Food and beverage	34,693	36,974	69,193	69,816
Management fees	8,459	7,184	13,752	11,918
Other hotel expenses	72,393	72,543	144,869	140,200
Depreciation and amortization	25,126	26,607	50,249	52,858
Corporate expenses	4,690	5,301	9,878	13,146
Gain on insurance proceeds	(608)	—	(1,271)	—
Gain on litigation settlement, net	(10,999)	—	(10,999)	—
Total operating expenses	174,897	186,646	354,919	361,155
Operating profit	55,037	31,368	65,099	32,721
Other Expenses (Income):
Interest income	(957)	(1,659)	(2,609)	(2,944)
Interest expense	14,600	14,456	29,125	28,040
Gain on sale of hotel property	(1,290)	—	(1,290)	—
Gain on prepayment of note receivable	(13,550)	—	(13,550)	—
Total other (income) expenses, net	(1,197)	12,797	11,676	25,096
Income from continuing operations before income taxes	56,234	18,571	53,423	7,625
Income tax (expense) benefit	(4,318)	(4,451)	2,530	1,695
Income from continuing operations	51,916	14,120	55,953	9,320
Income from discontinued operations, net of taxes	—	952	—	1,625
Net income	51,916	15,072	55,953	10,945
Earnings earnings per share:
Continuing operations	$0.27	$0.07	$0.29	$0.05
Discontinued operations	—	0.01	—	0.01
Basic earnings per share	$0.27	$0.08	$0.29	$0.06

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: We exclude the gain from the prepayment of the loan in 2014. Prior to the prepayment, cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan were deducted from Adjusted EBITDA and Adjusted FFO, calculated based on a straight-line basis over the anticipated term of the loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, pre-opening costs, contract termination fees, severance costs, and gains from legal settlements, including the $11.0 million gain on the settlement of the Westin Boston Waterfront litigation, or insurance proceeds.
In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013
Net income (loss)	$51,916	$15,072	$55,953	$10,945
Interest expense	14,600	14,456	29,125	28,040
Income tax expense (benefit) (1)	4,318	4,606	(2,530)	(1,537)
Real estate related depreciation and amortization (2)	25,126	27,193	50,249	54,026
EBITDA	95,960	61,327	132,797	91,474
Non-cash ground rent	1,596	1,717	3,292	3,410
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(354)	(705)	(709)
Gain on sale of hotel property	(1,290)	—	(1,290)	—
Gain on insurance proceeds	(608)	—	(1,271)	—
Gain on litigation settlement (3)	(10,999)	—	(10,999)	—
Gain on prepayment of note receivable	(13,550)	—	(13,550)	—
Reversal of previously recognized Allerton income	(162)	(291)	(453)	(581)
Acquisition costs	45	14	81	24
Pre-opening costs	272	—	286	—
Severance costs	—	—	—	3,065
Adjusted EBITDA	$70,911	$62,413	$108,188	$96,683

(1)	Includes $0.2 million of income tax expense reported in discontinued operations for the three and six months ended June 30, 2013.

(2)	Includes $0.6 million and $1.2 million of depreciation expense reported in discontinued operations for the three and six months ended June 30, 2013, respectively.

(3)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses during the three months ended June 30, 2014.

	Full Year 2014 Guidance
	Low End	High End
Net income	$91,463	$98,963
Interest expense	59,200	59,100
Income tax expense	900	4,000
Real estate related depreciation and amortization	95,500	95,000
EBITDA	247,063	257,063
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on sale of hotel property	(1,290)	(1,290)
Gain on insurance proceeds	(1,271)	(1,271)
Gain on litigation settlement	(10,999)	(10,999)
Gain on prepayment of note receivable	(13,550)	(13,550)
Reversal of previously recognized Allerton income	(453)	(453)
Acquisition costs	200	200
Pre-opening costs	800	800
Adjusted EBITDA	$225,500	$235,500

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013
Net income (loss)	$51,916	$15,072	$55,953	$10,945
Real estate related depreciation and amortization (1)	25,126	27,193	50,249	54,026
Gain on sale of hotel property	(1,290)	—	(1,290)	—
FFO	75,752	42,265	104,912	64,971
Non-cash ground rent	1,596	1,717	3,292	3,410
Non-cash amortization of unfavorable contract liabilities, net	(353)	(354)	(705)	(709)
Gain on insurance proceeds	(608)	—	(1,271)	—
Gain on litigation settlement (2)	(10,999)	—	(10,999)	—
Gain on prepayment of note receivable	(13,550)	—	(13,550)	—
Acquisition costs	45	14	81	24
Pre-opening costs	272	—	286	—
Reversal of previously recognized Allerton income	(162)	(291)	(453)	(581)
Severance costs	—	—	—	3,065
Fair value adjustments to debt instruments	(90)	(125)	(175)	(191)
Adjusted FFO	$51,903	$43,226	$81,418	$69,989
Adjusted FFO per share	$0.26	$0.22	$0.41	$0.36

(1)	Includes $0.6 million and $1.2 million of depreciation expense reported in discontinued operations for the three and six months ended June 30, 2013, respectively.

(2)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses during the three months ended June 30, 2014.

	Full Year 2014 Guidance
	Low End	High End
Net income	$91,463	$98,963
Real estate related depreciation and amortization	95,500	95,000
Gain on sale of hotel property	(1,290)	(1,290)
FFO	185,673	192,673
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on insurance proceeds	(1,271)	(1,271)
Gain on litigation settlement	(10,999)	(10,999)
Gain on prepayment of note receivable	(13,550)	(13,550)
Reversal of previously recognized Allerton income	(453)	(453)
Acquisition costs	200	200
Pre-opening costs	800	800
Fair value adjustments to debt instruments	(400)	(400)
Adjusted FFO	$165,000	$172,000
Adjusted FFO per share	$0.84	$0.88

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Rooms	$164,944	$147,198	12.1%	$293,807	$265,878	10.5%
Food and beverage	52,010	52,681	(1.3)%	99,604	95,046	4.8%
Other	12,687	11,721	8.2%	24,349	23,061	5.6%
Total revenues	229,641	211,600	8.5%	417,760	383,985	8.8%
Operating Expenses:
Rooms departmental expenses	$41,120	$37,103	10.8%	$78,680	$71,601	9.9%
Food and beverage departmental expenses	34,572	34,947	(1.1)%	68,118	66,269	2.8%
Other direct departmental	4,763	5,278	(9.8)%	10,083	10,505	(4.0)%
General and administrative	17,001	15,062	12.9%	32,842	29,848	10.0%
Utilities	6,346	6,801	(6.7)%	13,517	13,579	(0.5)%
Repairs and maintenance	8,986	9,037	(0.6)%	17,884	17,609	1.6%
Sales and marketing	15,147	13,490	12.3%	28,452	25,417	11.9%
Franchise fees	3,817	2,985	27.9%	7,125	5,833	22.1%
Base management fees	5,581	5,010	11.4%	10,270	9,191	11.7%
Incentive management fees	2,876	2,003	43.6%	3,441	2,470	39.3%
Property taxes	9,428	10,831	(13.0)%	19,593	20,403	(4.0)%
Ground rent	3,730	3,605	3.5%	7,448	7,266	2.5%
Other fixed expenses	2,806	3,014	(6.9)%	5,622	5,517	1.9%
Total hotel operating expenses	$156,173	$149,166	4.7%	$303,075	$285,508	6.2%
Hotel EBITDA	73,468	62,434	17.7%	114,685	98,477	16.5%
Non-cash ground rent	1,580	1,609	(1.8)%	3,169	3,195	(0.8)%
Non-cash amortization of unfavorable contract liabilities	(353)	(354)	(0.3)%	(705)	(709)	(0.6)%
Hotel Adjusted EBITDA	$74,695	$63,689	17.3%	$117,149	$100,963	16.0%

(1)	Pro forma to exclude hotels sold in 2014 and 2013.

Market Capitalization as of June 30, 2014
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2014 closing price of $12.82/share)	$2,517,274
Consolidated debt	1,125,732
Cash and cash equivalents	(253,900)
Total enterprise value	$3,389,106
Share Reconciliation

Common shares outstanding	195,699
Unvested restricted stock held by management and employees	559
Share grants under deferred compensation plan held by directors	97
Combined shares outstanding	196,355

Debt Summary as of June 30, 2014
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East (1)	8.810%	Fixed	$41,315	October 2014
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Renaissance Worthington	5.400%	Fixed	53,334	July 2015
JW Marriott Denver at Cherry Creek	6.470%	Fixed	39,226	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	57,136	August 2015
Orlando Airport Marriott	5.680%	Fixed	56,353	January 2016
Chicago Marriott Downtown	5.975%	Fixed	206,799	April 2016
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,282	June 2016
Salt Lake City Marriott Downtown	4.250%	Fixed	62,179	November 2020
Hilton Minneapolis	5.464%	Fixed	93,980	May 2021
Westin Washington D.C. City Center	3.990%	Fixed	71,533	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,377	April 2023
Westin San Diego	3.940%	Fixed	69,568	April 2023
Debt premium (2)			362
Total mortgage debt			$1,084,412
Senior unsecured credit facility (3)	LIBOR + 1.90	Variable	41,320	January 2017
Total debt			$1,125,732
(1) We prepaid the mortgage loan in full on July 1, 2014.
(2) Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek in 2011.
(3) Draw on the credit facility was used to fund the prepayment of the mortgage loan secured by the Courtyard Manhattan/Midtown East on July 1, 2014. As permitted under our credit facility, the mortgage was transferred to the credit facility until the closing of the new mortgage loan on July 18, 2014.

Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2014	2Q 2013	B/(W)	2Q 2014	2Q 2013	B/(W)	2Q 2014	2Q 2013	B/(W)	2Q 2014	2Q 2013	B/(W)
Atlanta Alpharetta Marriott	$160.85	$150.62	6.8%	73.9%	79.8%	(5.9)%	$118.83	$120.23	(1.2)%	35.49%	37.27%	-178 bps
Bethesda Marriott Suites	$169.79	$167.70	1.2%	77.6%	74.1%	3.5%	$131.68	$124.24	6.0%	33.70%	32.39%	131 bps
Boston Westin	$244.25	$222.10	10.0%	87.1%	86.7%	0.4%	$212.79	$192.52	10.5%	34.51%	33.37%	114 bps
Hilton Boston Downtown	$281.25	$242.09	16.2%	94.0%	85.2%	8.8%	$264.32	$206.33	28.1%	42.31%	38.56%	375 bps
Hilton Burlington	$164.39	$161.90	1.5%	78.5%	73.4%	5.1%	$129.06	$118.88	8.6%	42.16%	43.37%	-121 bps
Renaissance Charleston	$232.47	$209.51	11.0%	95.4%	92.4%	3.0%	$221.86	$193.65	14.6%	41.13%	39.40%	173 bps
Hilton Garden Inn Chelsea	$245.18	$249.87	(1.9)%	97.3%	97.9%	(0.6)%	$238.45	$244.59	(2.5)%	45.70%	49.99%	-429 bps
Chicago Marriott	$228.09	$233.79	(2.4)%	81.6%	83.1%	(1.5)%	$186.21	$194.17	(4.1)%	30.03%	28.24%	179 bps
Chicago Conrad	$248.55	$246.72	0.7%	88.8%	89.7%	(0.9)%	$220.61	$221.26	(0.3)%	40.14%	41.80%	-166 bps
Courtyard Denver Downtown	$192.74	$181.22	6.4%	83.5%	86.4%	(2.9)%	$161.03	$156.53	2.9%	51.23%	49.40%	183 bps
Courtyard Fifth Avenue	$299.58	$284.76	5.2%	89.7%	72.8%	16.9%	$268.74	$207.21	29.7%	31.90%	19.66%	1224 bps
Courtyard Midtown East	$299.12	$285.49	4.8%	93.4%	77.2%	16.2%	$279.36	$220.26	26.8%	38.96%	30.37%	859 bps
Frenchman's Reef	$218.75	$223.59	(2.2)%	89.4%	86.6%	2.8%	$195.47	$193.58	1.0%	22.24%	18.61%	363 bps
JW Marriott Denver Cherry Creek	$260.20	$245.56	6.0%	84.2%	82.7%	1.5%	$219.17	$202.99	8.0%	33.34%	31.72%	162 bps
Lexington Hotel New York	$259.45	$215.96	20.1%	94.0%	50.6%	43.4%	$243.98	$109.17	123.5%	37.96%	(3.02)%	4098 bps
Los Angeles Airport Marriott	$125.61	$113.41	10.8%	89.1%	89.3%	(0.2)%	$111.88	$101.24	10.5%	21.17%	26.23%	-506 bps
Hilton Minneapolis	$153.53	$158.82	(3.3)%	85.8%	82.6%	3.2%	$131.68	$131.24	0.3%	31.84%	35.39%	-355 bps
Oak Brook Hills Resort	$84.52	$123.39	(31.5)%	33.8%	62.2%	(28.4)%	$28.58	$76.73	(62.8)%	(69.02)%	7.97%	-7699 bps
Orlando Airport Marriott	$101.68	$96.83	5.0%	79.7%	75.5%	4.2%	$81.03	$73.12	10.8%	22.16%	26.15%	-399 bps
Hotel Rex	$193.88	$183.81	5.5%	89.0%	88.2%	0.8%	$172.64	$162.17	6.5%	33.83%	32.64%	119 bps
Salt Lake City Marriott	$141.95	$141.94	—%	70.2%	75.5%	(5.3)%	$99.71	$107.10	(6.9)%	32.34%	34.91%	-257 bps
The Lodge at Sonoma	$261.79	$252.76	3.6%	86.5%	79.4%	7.1%	$226.35	$200.81	12.7%	32.33%	27.94%	439 bps
Vail Marriott	$160.65	$137.79	16.6%	48.8%	55.9%	(7.1)%	$78.40	$77.01	1.8%	7.61%	(1.99)%	960 bps
Westin San Diego	$163.55	$152.30	7.4%	87.4%	87.4%	—%	$143.02	$133.09	7.5%	32.50%	34.32%	-182 bps
Westin Washington D.C. City Center	$213.86	$212.42	0.7%	83.5%	86.0%	(2.5)%	$178.60	$182.76	(2.3)%	38.29%	40.22%	-193 bps
Renaissance Worthington	$176.59	$174.64	1.1%	70.0%	65.7%	4.3%	$123.63	$114.69	7.8%	34.60%	34.56%	4 bps
Total	$201.91	$189.94	6.3%	83.4%	79.4%	4.0%	$168.49	$150.89	11.7%	32.40%	30.01%	239 bps
Pro Forma Total (1)	$202.15	$190.20	6.3%	83.7%	79.5%	4.2%	$169.21	$151.27	11.9%	32.53%	30.10%	243 bps
Pro Forma Total Excluding NYC Renovations (2)	$191.42	$184.42	3.8%	82.5%	81.9%	0.6%	$157.87	$151.07	4.5%	31.81%	31.58%	23 bps

(1) Excludes the Oak Brook Hills Resort sold in April 2014.
(2) Also excludes the three New York City hotels under renovation in 2013.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)
Atlanta Alpharetta Marriott	$165.84	$148.70	11.5%	70.5%	76.4%	(5.9)%	$116.93	$113.62	2.9%	35.30%	36.28%	-98 bps
Bethesda Marriott Suites	$167.91	$171.63	(2.2)%	66.3%	61.5%	4.8%	$111.28	$105.51	5.5%	26.97%	26.80%	17 bps
Boston Westin	$221.08	$201.73	9.6%	76.1%	75.2%	0.9%	$168.24	$151.69	10.9%	25.90%	23.62%	228 bps
Hilton Boston Downtown	$234.08	$208.53	12.3%	88.4%	79.2%	9.2%	$206.96	$165.20	25.3%	33.51%	30.41%	310 bps
Hilton Burlington	$144.01	$143.80	0.1%	71.4%	67.8%	3.6%	$102.78	$97.56	5.4%	34.73%	35.45%	-72 bps
Renaissance Charleston	$208.13	$197.37	5.5%	91.5%	86.7%	4.8%	$190.49	$171.22	11.3%	36.19%	36.44%	-25 bps
Hilton Garden Inn Chelsea	$210.94	$215.12	(1.9)%	94.4%	97.0%	(2.6)%	$199.08	$208.68	(4.6)%	38.26%	43.07%	-481 bps
Chicago Marriott	$199.04	$203.06	(2.0)%	69.8%	72.9%	(3.1)%	$139.02	$148.11	(6.1)%	19.81%	21.07%	-126 bps
Chicago Conrad	$210.89	$210.74	0.1%	80.3%	80.6%	(0.3)%	$169.42	$169.82	(0.2)%	27.56%	27.85%	-29 bps
Courtyard Denver Downtown	$183.36	$167.70	9.3%	82.5%	83.0%	(0.5)%	$151.19	$139.26	8.6%	47.41%	44.35%	306 bps
Courtyard Fifth Avenue	$260.95	$260.81	0.1%	87.2%	68.6%	18.6%	$227.66	$178.95	27.2%	20.70%	10.28%	1042 bps
Courtyard Midtown East	$261.88	$255.23	2.6%	90.0%	75.7%	14.3%	$235.57	$193.14	22.0%	30.56%	22.02%	854 bps
Frenchman's Reef	$273.65	$267.81	2.2%	90.3%	88.5%	1.8%	$247.18	$237.04	4.3%	29.76%	26.16%	360 bps
JW Marriott Denver Cherry Creek	$248.52	$236.45	5.1%	81.7%	79.2%	2.5%	$203.16	$187.38	8.4%	31.46%	28.85%	261 bps
Lexington Hotel New York	$225.90	$187.61	20.4%	87.5%	54.6%	32.9%	$197.60	$102.45	92.9%	25.57%	(7.64)%	3321 bps
Los Angeles Airport Marriott	$125.11	$113.69	10.0%	91.1%	85.7%	5.4%	$114.00	$97.39	17.1%	21.91%	22.20%	-29 bps
Hilton Minneapolis	$138.01	$140.82	(2.0)%	71.4%	72.2%	(0.8)%	$98.48	$101.67	(3.1)%	21.57%	26.97%	-540 bps
Oak Brook Hills Resort	$101.88	$113.51	(10.2)%	25.1%	46.2%	(21.1)%	$25.57	$52.47	(51.3)%	(71.01)%	(9.73)%	-6128 bps
Orlando Airport Marriott	$111.88	$104.10	7.5%	85.3%	81.2%	4.1%	$95.39	$84.48	12.9%	29.83%	27.85%	198 bps
Hotel Rex	$188.90	$178.38	5.9%	83.7%	82.7%	1.0%	$158.09	$147.47	7.2%	29.04%	29.22%	-18 bps
Salt Lake City Marriott	$144.34	$144.51	(0.1)%	68.7%	71.5%	(2.8)%	$99.21	$103.36	(4.0)%	31.49%	35.10%	-361 bps
The Lodge at Sonoma	$240.46	$228.11	5.4%	72.7%	71.3%	1.4%	$174.83	$162.66	7.5%	22.96%	20.10%	286 bps
Vail Marriott	$298.18	$265.54	12.3%	67.7%	72.5%	(4.8)%	$201.73	$192.51	4.8%	39.42%	36.37%	305 bps
Westin San Diego	$163.72	$153.72	6.5%	84.7%	86.0%	(1.3)%	$138.75	$132.22	4.9%	31.52%	33.15%	-163 bps
Westin Washington D.C. City Center	$210.80	$202.87	3.9%	69.0%	78.1%	(9.1)%	$145.39	$158.49	(8.3)%	30.16%	35.13%	-497 bps
Renaissance Worthington	$178.05	$174.38	2.1%	71.0%	65.2%	5.8%	$126.44	$113.70	11.2%	35.26%	33.00%	226 bps
Total	$191.62	$181.24	5.7%	77.8%	74.9%	2.9%	$149.00	$135.66	9.8%	27.51%	25.90%	161 bps
Pro Forma Total (1)	$192.20	$182.10	5.5%	78.8%	75.4%	3.4%	$151.53	$137.37	10.3%	28.04%	26.29%	175 bps
Pro Forma Total Excluding NYC Renovations (2)	$185.10	$178.08	3.9%	77.6%	77.1%	0.5%	$143.72	$137.35	4.6%	28.29%	28.08%	21 bps

(1) Excludes the Oak Brook Hills Resort sold in April 2014.
(2) Also excludes the three New York City hotels under renovation in 2013.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,581	$1,219	$407	$—	$—	$1,626
Bethesda Marriott Suites	$4,413	$(414)	$360	$—	$1,541	$1,487
Boston Westin	$25,514	$6,611	$2,191	$—	$2	$8,804
Hilton Boston Downtown	$9,305	$2,833	$1,062	$—	$42	$3,937
Hilton Burlington	$3,961	$1,225	$422	$—	$23	$1,670
Renaissance Charleston	$4,075	$1,300	$408	$—	$(32)	$1,676
Hilton Garden Inn Chelsea	$3,766	$1,229	$492	$—	$—	$1,721
Chicago Marriott	$29,534	$2,820	$3,255	$3,192	$(397)	$8,870
Chicago Conrad	$8,188	$2,322	$965	$—	$—	$3,287
Courtyard Denver Downtown	$2,754	$1,137	$274	$—	$—	$1,411
Courtyard Fifth Avenue	$4,543	$120	$439	$838	$52	$1,449
Courtyard Midtown East	$8,318	$1,585	$685	$971	$—	$3,241
Frenchman's Reef	$16,246	$1,240	$1,563	$810	$—	$3,613
JW Marriott Denver Cherry Creek	$6,032	$922	$517	$572	$—	$2,011
Lexington Hotel New York	$17,124	$1,473	$3,265	$1,732	$31	$6,501
Los Angeles Airport Marriott	$16,762	$1,449	$977	$1,123	$—	$3,549
Minneapolis Hilton	$14,833	$1,108	$2,423	$1,321	$(129)	$4,723
Oak Brook Hills Resort	$297	$(220)	$—	$—	$15	$(205)
Orlando Airport Marriott	$5,546	$(184)	$599	$814	$—	$1,229
Hotel Rex	$1,673	$372	$194	$—	$—	$566
Salt Lake City Marriott	$6,759	$750	$745	$691	$—	$2,186
The Lodge at Sonoma	$6,517	$1,415	$382	$310	$—	$2,107
Vail Marriott	$4,101	$(201)	$513	$—	$—	$312
Westin San Diego	$7,446	$576	$1,097	$701	$46	$2,420
Westin Washington D.C. City Center	$8,093	$1,042	$1,249	$761	$47	$3,099
Renaissance Worthington	$9,557	$1,924	$643	$738	$2	$3,307
Total	$229,938	$33,653	$25,127	$14,574	$1,243	$74,490
Pro Forma Total (2)	$229,641	$33,873	$25,127	$14,574	$1,228	$74,695

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,848	$1,399	$408	$—	$—	$1,807
Bethesda Marriott Suites	$4,189	$(575)	$375	$—	$1,557	$1,357
Boston Westin	$24,595	$6,076	$2,128	$—	$3	$8,207
Hilton Boston Downtown	$7,401	$1,376	$1,436	$—	$42	$2,854
Hilton Burlington	$3,618	$704	$842	$—	$23	$1,569
Renaissance Charleston	$3,533	$1,026	$398	$—	$(32)	$1,392
Hilton Garden Inn Chelsea	$3,873	$1,462	$474	$—	$—	$1,936
Chicago Marriott	$29,911	$2,328	$3,317	$3,201	$(398)	$8,448
Chicago Conrad	$8,374	$2,576	$924	$—	$—	$3,500
Courtyard Denver Downtown	$2,686	$1,064	$263	$—	$—	$1,327
Courtyard Fifth Avenue	$3,504	$(648)	$436	$848	$53	$689
Courtyard Midtown East	$6,418	$346	$622	$981	$—	$1,949
Frenchman's Reef	$16,843	$657	$1,654	$824	$—	$3,135
JW Marriott Denver Cherry Creek	$5,748	$746	$488	$589	$—	$1,823
Lexington Hotel New York	$7,623	$(5,125)	$3,184	$1,681	$30	$(230)
Los Angeles Airport Marriott	$15,192	$1,490	$1,372	$1,123	$—	$3,985
Minneapolis Hilton	$15,481	$2,309	$1,936	$1,349	$(116)	$5,478
Oak Brook Hills Resort	$816	$12	$38	$—	$15	$65
Orlando Airport Marriott	$4,918	$(335)	$795	$826	$—	$1,286
Hotel Rex	$1,596	$291	$230	$—	$—	$521
Salt Lake City Marriott	$7,001	$1,315	$735	$394	$—	$2,444
The Lodge at Sonoma	$5,609	$883	$369	$315	$—	$1,567
Vail Marriott	$4,381	$(692)	$605	$—	$—	$(87)
Westin San Diego	$7,570	$774	$1,064	$713	$47	$2,598
Westin Washington D.C. City Center	$8,188	$880	$1,590	$777	$46	$3,293
Renaissance Worthington	$8,500	$1,486	$699	$751	$2	$2,938
Total	$212,416	$21,825	$26,382	$14,372	$1,272	$63,754
Pro Forma Total (2)	$211,600	$21,813	$26,344	$14,372	$1,257	$63,689

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,164	$2,425	$810	$—	$—	$3,235
Bethesda Marriott Suites	$7,564	$(1,774)	$723	$—	$3,091	$2,040
Boston Westin	$41,898	$6,460	$4,386	$—	$4	$10,850
Hilton Boston Downtown	$14,764	$2,690	$2,173	$—	$84	$4,947
Hilton Burlington	$6,374	$1,296	$873	$—	$45	$2,214
Renaissance Charleston	$7,036	$1,803	$806	$—	$(63)	$2,546
Hilton Garden Inn Chelsea	$6,302	$1,428	$983	$—	$—	$2,411
Chicago Marriott	$45,991	$(2,830)	$6,370	$6,364	$(794)	$9,110
Chicago Conrad	$12,751	$1,599	$1,915	$—	$—	$3,514
Courtyard Denver Downtown	$5,161	$1,902	$545	$—	$—	$2,447
Courtyard Fifth Avenue	$7,662	$(1,056)	$869	$1,670	$103	$1,586
Courtyard Midtown East	$13,987	$954	$1,375	$1,945	$—	$4,274
Frenchman's Reef	$38,594	$6,794	$3,077	$1,615	$—	$11,486
JW Marriott Denver Cherry Creek	$11,249	$1,359	$1,031	$1,149	$—	$3,539
Lexington Hotel New York	$27,787	$(2,943)	$6,526	$3,460	$63	$7,106
Los Angeles Airport Marriott	$33,601	$3,175	$1,953	$2,234	$—	$7,362
Minneapolis Hilton	$23,474	$(1,977)	$4,663	$2,636	$(258)	$5,064
Oak Brook Hills Resort	$2,263	$(2,113)	$383	$—	$123	$(1,607)
Orlando Airport Marriott	$12,507	$883	$1,226	$1,622	$—	$3,731
Hotel Rex	$3,096	$484	$415	$—	$—	$899
Salt Lake City Marriott	$13,753	$1,449	$1,505	$1,377	$—	$4,331
The Lodge at Sonoma	$10,321	$988	$764	$618	$—	$2,370
Vail Marriott	$17,588	$5,894	$1,040	$—	$—	$6,934
Westin San Diego	$14,719	$966	$2,185	$1,398	$91	$4,640
Westin Washington D.C. City Center	$13,350	$48	$2,364	$1,519	$95	$4,026
Renaissance Worthington	$19,067	$3,959	$1,288	$1,472	$4	$6,723
Total	$420,023	$33,863	$50,248	$29,079	$2,588	$115,542
Pro Forma Total (2)	$417,760	$35,976	$49,865	$29,079	$2,465	$117,149

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,379	$2,590	$813	$—	$—	$3,403
Bethesda Marriott Suites	$7,235	$(2,058)	$882	$—	$3,115	$1,939
Boston Westin	$38,481	$4,837	$4,247	$—	$5	$9,089
Hilton Boston Downtown	$11,964	$686	$2,868	$—	$84	$3,638
Hilton Burlington	$5,927	$373	$1,683	$—	$45	$2,101
Renaissance Charleston	$6,298	$1,572	$786	$—	$(63)	$2,295
Hilton Garden Inn Chelsea	$6,606	$1,898	$947	$—	$—	$2,845
Chicago Marriott	$47,326	$(2,175)	$6,556	$6,386	$(796)	$9,971
Chicago Conrad	$12,540	$1,657	$1,836	$—	$—	$3,493
Courtyard Denver Downtown	$4,798	$1,605	$523	$—	$—	$2,128
Courtyard Fifth Avenue	$6,039	$(1,927)	$750	$1,689	$109	$621
Courtyard Midtown East	$11,183	$(690)	$1,200	$1,953	$—	$2,463
Frenchman's Reef	$37,314	$4,865	$3,254	$1,643	$—	$9,762
JW Marriott Denver Cherry Creek	$10,591	$905	$966	$1,184	$—	$3,055
Lexington Hotel New York	$14,305	$(10,863)	$6,346	$3,361	$63	$(1,093)
Los Angeles Airport Marriott	$29,331	$1,558	$2,720	$2,233	$—	$6,511
Minneapolis Hilton	$24,979	$439	$3,872	$2,691	$(266)	$6,736
Oak Brook Hills Resort	$4,294	$(842)	$300	$—	$124	$(418)
Orlando Airport Marriott	$11,187	$(49)	$1,520	$1,645	$—	$3,116
Hotel Rex	$2,930	$394	$462	$—	$—	$856
Salt Lake City Marriott	$13,710	$2,551	$1,471	$790	$—	$4,812
The Lodge at Sonoma	$9,445	$812	$733	$353	$—	$1,898
Vail Marriott	$16,659	$4,858	$1,201	$—	$—	$6,059
Westin San Diego	$14,886	$1,987	$2,117	$737	$94	$4,935
Westin Washington D.C. City Center	$14,332	$211	$3,177	$1,555	$92	$5,035
Renaissance Worthington	$16,540	$2,554	$1,403	$1,497	$4	$5,458
Total	$388,279	$17,748	$52,633	$27,717	$2,610	$100,545
Pro Forma Total (2)	383,985	$18,590	$52,333	$27,717	$2,486	$100,963

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.